EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 to this Registration Statement on Form S-8 (No. 333-56360) of our report dated March 3, 2004 relating to the financial statements, which appears in Inspire Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 31, 2004